Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 20, 2024, relating to our audits of the December 31, 2023 and 2022 financial statements, which appears in Thumzup Media Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
May 30, 2024